UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2018 (April 30, 2018)

Datasea Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-202071	45-2019013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Xinghuo Rd

Changning Building, Suite 11D2E

Fengtai District

Beijing, P.R. China

(Address of principal executive offices)

Registrant’s telephone number, including area code: (86)10-58401996

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.

On April 30, 2018, Datasea Inc. (the “Company”) received a confirmation from the Financial Industry Regulatory Authority, Inc. (“FINRA”) that FINRA completed the processing of the Company’s previously announced 1-for-3 reverse stock split of all outstanding common stock of the Company (the “Reverse Stock Split”). The Reverse Stock Split took effect at the open of business on May 1, 2018.

Upon the commencement of trading on May 1, 2018, the Company’s symbol on the OTCQB marketplace changed to “DTSSD” for a period of 20 business days, after which the “D” will be removed from the Company's trading symbol, which will revert to the original symbol of “DTSS.” In connection with the Reverse Stock Split, the CUSIP number for the common stock has been changed to 238116206.

As a result of the reverse stock split, each three (3) shares of outstanding common stock of the Company will be combined into one (1) new share. No fractional shares of the Company’s common stock were issued in connection with this Reverse Stock Split. Stockholders who would otherwise be entitled to a fractional share will instead receive a new certificate rounding up their fractional share to the next nearest full share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2018	DATASEA INC.

By: /s/ Zhixin Liu
Name: Zhixin Liu
Title: Chief Executive Officer and Interim Chief Financial Officer